As filed with the Securities and Exchange Commission on December 1, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Holly Corporation
(Exact name of Registrant as specified in its charter)

Delaware	75-1056913
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
100 Crescent Court, Suite 1600
Dallas, Texas 75201-6915
(214) 871-3555
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Denise C. McWatters
Vice President, General Counsel and Secretary
100 Crescent Court, Suite 1600
Dallas, Texas 75201-6915
(214) 871-3555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Glen J. Hettinger
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201-2784
(214) 855-8000
(214) 855-8200 (Fax)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Registration
Securities to be Registered	Registered	Share(1)	Price(1)	Fee
Common Stock, par value $.01	2,789,155	$25.66	$71,569,717.30	$3,993.59

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act 1933. The price per share and aggregate offering prices for the shares registered hereby are calculated on the basis of $25.66, which is the average of the high and low prices reported on the New York Stock Exchange on November 27, 2009.

PROSPECTUS
2,789,155 Shares
Holly Corporation
Common Stock
     This prospectus relates to up to 2,789,155 shares of the common stock of Holly Corporation, which may be offered for sale by the selling stockholder named in this prospectus. The selling stockholder acquired the common stock in connection with our acquisition of certain assets from the selling stockholder. We are registering the offer and sale of the shares of common stock to satisfy registration rights we have granted to the selling stockholder. We are writing this prospectus as if our acquisition of assets from the selling stockholder has already been completed. There is no assurance that the transaction will be completed. If the transaction is not completed, the registration statement of which this prospectus forms a part will be withdrawn.
     We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholder. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholder or alternatively through underwriters or broker-dealers or agents. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholder will be responsible for any underwriting fees, discounts and commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses.
     You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” and the “Incorporation of Certain Documents by Reference” sections of this prospectus for information on us and our financial statements.
     Our common stock is listed on the New York Stock Exchange under the symbol “HOC.” On November 30, 2009, the last reported sale price of our common stock on the New York Stock Exchange was $25.45 per share.
     Investing in our common stock involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus as well as the risk factors set forth in the documents incorporated by reference herein and in any applicable prospectus supplement before you make an investment in our common stock.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated December 1, 2009.

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. Neither we nor the selling stockholder have authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this prospectus, the selling stockholder may sell the shares of common stock described in this prospectus in one or more offerings. This prospectus may be supplemented from time to time to add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
     In accordance with the SEC’s “Plain English” guidelines, this prospectus has been written in the first person. In this document, the words “we,” “our,” “ours” and “us” refer only to Holly Corporation and its consolidated subsidiaries or to Holly Corporation or an individual subsidiary and not to any other person. “HEP” refers to Holly Energy Partners, L.P. and its consolidated subsidiaries.
THE COMPANY
     We are an independent petroleum refiner engaged primarily in the production of high value light petroleum products, such as gasoline, diesel fuel and jet fuel, and high value specialty lubricants. We currently own and operate three refineries in Artesia and Lovington, New Mexico, Woods Cross, Utah and Tulsa, Oklahoma, which we refer to as the Tulsa Refinery. As of September 30, 2009, our refineries had a combined crude capacity of 216,000 barrels per stream day. Our profitability depends largely on the spread between market prices for refined petroleum products and crude oil prices. At September 30, 2009, we also owned a 41% interest in HEP (which includes our 2% general partnership interest), which owns and operates pipeline and terminalling assets, owned a 70% interest in Rio Grande Pipeline Company, and a 25% interest in SLC Pipeline LLC, which owns and operates a 95-mile intrastate pipeline system that services refiners in the Salt Lake City, Utah area.
     On October 19, 2009, Holly Refinery & Marketing-Tulsa LLC, or Holly Tulsa, our wholly-owned subsidiary, entered into an asset sale and purchase agreement with Sinclair Tulsa Refining Company, or “Sinclair”, which is the selling stockholder, pursuant to which Holly Tulsa agreed to purchase refining assets at Sinclair’s refinery facility in Tulsa, Oklahoma, or the Sinclair Refinery, for an aggregate consideration of $128.5 million, consisting of 2,789,155 shares of our common stock to be issued by us to Sinclair (which under the asset sale and purchase agreement are valued at $74 million based on the average price of our common stock during the 15 trading day period prior to the date of the asset sale and purchase agreement) and $54.5 million in cash from Holly Tulsa. In addition, Holly Tulsa will purchase the related inventory at the Sinclair Refinery for cash based upon the market value of the inventory at closing and will also be obligated to reimburse Sinclair for up to $17 million of capital expenditures Sinclair incurs to comply with an environmental consent decree applicable to the Sinclair Refinery.
     Our principal corporate offices are located at 100 Crescent Court, Suite 1600, Dallas, Texas 75201-6915 and our telephone number is (214) 871-3555.

WHERE YOU CAN FIND MORE INFORMATION
     This prospectus, including any documents incorporated herein by reference, constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, which we refer to as the Securities Act. This prospectus does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules, and the documents incorporated herein by reference, for further information about our company and the securities offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules, and the documents incorporated herein by reference, are on file at the offices of the SEC and may be inspected without charge.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-03876) pursuant to the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any documents that are filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings are also available to the public through the SEC’s website at http://www.sec.gov.
     Our website is located at www.hollycorp.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available free of charge through our website as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:
•	our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC on February 27, 2009 (excluding Item 1A Risk Factors, Item 6 Selected Financial Data, Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A Quantitative and Qualitative Disclosures About Market Risk, Item 8 Financial Statements and Supplementary Data, and the financial statements included in Item 15, none of which are incorporated by reference into the registration statement of which this prospectus forms a part);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009;

•	our Current Reports on Form 8-K filed with the SEC on each of January 7, 2009, January 16, 2009, April 13, 2009, April 16, 2009, June 2, 2009, June 3, 3009, June 5, 2009, June 11, 2009, August 6, 2009, October 21, 2009, October 22, 2009, October 26, 2009, and November 4, 2009 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K); and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 20, 2004, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

     These reports contain important information about us, our financial condition and our results of operations.
     All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this document, other than exhibits to documents not specifically described above. Requests for such documents should be directed to:
Secretary
Holly Corporation
100 Crescent Court, Suite 1600
Dallas, Texas 75201-6915
(214) 871-3555

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and some of the documents we incorporate by reference contain various forward-looking statements and information that are based on our beliefs, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus or the documents we have incorporated herein or therein by reference, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. Although we believe that such expectations reflected in such forward-looking statements are reasonable, we cannot give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. Those factors include, but are not limited to:
•	risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in our markets;

•	the demand for and supply of crude oil and refined products;

•	the spread between market prices for refined products and market prices for crude oil;

•	the possibility of constraints on the transportation of refined products;

•	the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines;

•	effects of governmental and environmental regulations and policies;

•	the availability and cost of our financing;

•	the effectiveness of our capital investments and marketing strategies;

•	our efficiency in carrying out construction projects;

•	our ability to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations;

•	our ability to successfully integrate the operations of the Tulsa Refinery and the Sinclair Refinery into a single refinery and into our business;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties set forth in Item 1A, “Risk Factors,” in our 2008 Annual Report on Form 10-K and the other documents incorporated by reference.
     Cautionary statements identifying important factors that could cause actual results to differ materially from our expectations are set forth in this prospectus, including without limitation, the forward-looking statements that are referred to above. When considering forward-looking statements, you should keep in mind the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2008 in “Risk Factors.” All forward-looking statements included in this prospectus and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS
     An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.
     You should consider carefully the risks below together with all of the other information included in, or incorporated by reference into, this prospectus before deciding whether to invest in our securities. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected.
     The risks associated with the proposed acquisition of the Sinclair Refinery and the recently completed acquisition of the Tulsa Refinery and their integration, and other future acquisitions, could have a material adverse effect on our business, financial condition and results of operations. We may not be able to successfully integrate any of these acquisitions into our business.
     A substantial portion of our growth is expected to come from acquisitions, including our recent acquisition of the Tulsa Refinery from Sunoco Inc. on June 1, 2009 and our planned acquisition of the Sinclair Refinery. A principal component of our strategy going forward is to continue to selectively acquire refining and refining-related assets to strengthen our competitive and financial position. Our ability to do so will depend upon a number of factors, including our ability to identify acceptable acquisition candidates, consummate acquisitions on favorable terms, successfully integrate acquired assets and businesses and obtain financing to support our growth and many other factors beyond our control.
     In connection with the recent Tulsa Refinery acquisition, the planned Sinclair Refinery acquisition or with future acquisitions, we may experience unforeseen operating difficulties as we integrate the acquired assets into our existing operations. These difficulties may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations.
     The recent Tulsa Refinery acquisition, the planned Sinclair Refinery acquisition and any other future acquisitions involve risks, including:
•	unexpected losses of key employees, customers and suppliers of the acquired operations;

•	difficulties in integrating the financial, technological and management standards, processes, procedures and controls of the acquired business with those of our existing operations, realizing general and administrative savings and achieving meaningful synergies;

•	challenges in managing the increased scope, geographic diversity and complexity of our operations; and

•	mitigating contingent and/or assumed liabilities.
     If we continue to grow and acquire refining and refining-related assets, it could place a strain on our administrative, financial and operational resources. To manage growth effectively, we will need to control costs, attract and retain highly skilled employees, improve our operating efficiency and enhance our management, financial and reporting systems and procedures.
     If we are unable to successfully meet the challenges associated with one or more of our acquisitions, this could have a material adverse effect on our business, financial condition and results of operations.
     We may not be able to successfully integrate our Tulsa Refinery and the Sinclair Refinery into a single facility.

     Our expectations regarding the Sinclair Refinery acquisition depend in large part upon our ability to integrate the Sinclair Refinery with our Tulsa Refinery and operate the two facilities as a single refinery. The acquisition and subsequent operation of a new refinery alone is a challenging, time-consuming and costly process. In this instance a large part of the value we see in the Sinclair Refinery stems from successfully integrating the Sinclair Refinery with our Tulsa Refinery and operating the two facilities as a single facility. There can be no guarantee that we will be able to successfully integrate the two refineries or that this integration will yield the cost savings and synergies that we currently expect.
     The integration of the two refineries is dependent upon our being able to send various diesel, gas oil and other streams of heavy oil, hydrogen and naphtha between the two refineries. To do so will require us to utilize either existing third party pipelines and/or build new pipelines to link the two refineries. There is no guarantee that we will be able to obtain sufficient access to the third-party pipelines at a cost that we deem reasonable or that we will be able to construct new pipelines at their anticipated cost and on schedule. Similarly, we currently anticipate the integration of the two refineries will include an expansion of the diesel hydrotreater at the Sinclair Refinery and there is no guarantee that we will be able to complete that capital project at its anticipated cost and on schedule. The integration of the two refineries will take time and will require the dedication of significant management resources. If we are not able to successfully integrate the operations of the two refineries’ units, systems and personnel in a timely and efficient manner, the anticipated benefits of the acquisition of the Sinclair Refinery may not be realized fully or at all or may take longer to realize than expected.
     We may be liable for significant environmental costs relating to past and/for future acquisitions.
     In connection with acquisitions of refineries, we may become responsible for certain environmental clean-up liabilities or costs. Although the sellers of the Tulsa Refinery and the Sinclair Refinery have each agreed to indemnify us for certain environmental cleanup liabilities and costs, they have not agreed to indemnify us for all such liabilities and costs. We have also agreed to indemnify each of these sellers for certain environmental liabilities and costs to the extent these liabilities and costs are not covered by the sellers’ indemnities to us. There can be no assurances that the sellers will satisfy their obligations under their agreements or that the liabilities and costs in excess of those that the sellers have agreed to reimburse us for will not be significant or that significant liabilities will not arise with respect to other matters we have assumed or for which we are indemnifying the sellers. Moreover, if either of the sellers were to become insolvent, that seller would likely be unable to indemnify us for any environmental liabilities. In addition, we may agree to be responsible for these or other types of environmental liabilities in connection with future acquisitions. There can be no assurances that these environmental liabilities and/or costs or expenditures to comply with environmental laws will not have a material adverse effect on our current or future results of operations and financial condition.
     Our indebtedness could adversely affect our ability to operate our business.
     As of September 30, 2009, we had total indebtedness of $200 million in aggregate principal amount, not taking into account original issue discount, excluding letters of credit outstanding under our credit agreement aggregating $46.8 million and indebtedness of HEP. On October 26, 2009, we issued $100 million aggregate principal amount of our senior notes as an add-on offering to the $200 million aggregate principal amount of 9.875% senior notes due 2017 issued in June 2009.
     Our indebtedness could have important consequences to you. For example, it could:
•	limit our ability to obtain additional financing to fund our working capital, expenditures, debt service requirements or for other purposes;

•	limit our ability to use operating cash flow in other areas of our business because we must dedicate a portion of these funds to service debt;

•	limit our ability to compete with other companies who do not have as much leverage; and

•	limit our ability to react to changing market conditions in our industry and in our customers’ industries and to economic downturns.

     In addition, the indenture governing our notes contains, and our credit agreement also contains financial or other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debt. Our ability to satisfy our debt obligations will depend upon our future operating performance. Prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make payments on our debt obligations. If we cannot generate sufficient cash from operations to meet our obligations, we may need to refinance or sell assets. Our business may not generate sufficient cash flow, or we may not be able to obtain sufficient funding, to make the payments required by all of our debt.
     Our Restated Certificate of Incorporation, as well as Delaware law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our common stock.
     Our Restated Certificate of Incorporation authorizes our board of directors to issue preferred stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire us. In addition, Delaware law prohibits us from engaging in any business combination with any “interested stockholder,” meaning generally that a stockholder who beneficially owns more than 15% of our common stock cannot acquire us for a period of three years from the date this person became an interested stockholder, unless various conditions are met, such as approval of the transaction by our board of directors.

USE OF PROCEEDS
     The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholder named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of such common stock.
SELLING STOCKHOLDER
     This prospectus covers the offering for resale of up to 2,789,155 shares of our common stock by the selling stockholder identified below. No offer or sale may occur unless this prospectus is effective at the time the selling stockholder offers or sells such common stock.
     The selling stockholder listed below may from time to time offer and sell pursuant to this prospectus all of the shares of our common stock covered by this prospectus as indicated in the table below.
     On October 19, 2009, Holly Tulsa, our wholly-owned subsidiary, entered into an asset sale and purchase agreement with Sinclair, which is the selling stockholder, pursuant to which Holly Tulsa agreed to purchase refining assets at the Sinclair Refinery for an aggregate consideration of $128.5 million, consisting of 2,789,155 shares of our common stock to be issued by us to Sinclair (which under the asset sale and purchase agreement are valued at $74 million based on the average price of our common stock during the 15 trading day period prior to the date of the asset sale and purchase agreement) and $54.5 million in cash from Holly Tulsa. In addition, Holly Tulsa will purchase the related inventory at the Sinclair Refinery for cash based upon the market value of the inventory at closing and will also be obligated to reimburse Sinclair for up to $17 million of capital expenditures Sinclair incurs to comply with an environmental consent decree applicable to the Sinclair Refinery. Pursuant to the same asset sale and purchase agreement, HEP Tulsa LLC, a wholly-owned subsidiary of HEP, an affiliate of us, agreed to purchase tankage, loading racks and pipeline assets at the Sinclair Refinery for an aggregate consideration of $75 million, consisting of $53.5 million of HEP common units to be issued by HEP to Sinclair and $21.5 million in cash from HEP Tulsa.
     In December 2007, we entered into a definitive agreement with an affiliate of the selling stockholder to jointly build a 12-inch refined products pipeline from Salt Lake City, Utah to Las Vegas, Nevada, together with terminal facilities in the Cedar City, Utah and North Las Vegas areas, which we refer to collectively as the UNEV Pipeline. Under the agreement, we will own a 75% interest in the joint venture pipeline and the selling stockholder will own the remaining 25% interest. For more information about the UNEV Pipeline joint venture and the Acquisition, please see the documents we incorporate by reference herein. For more information on how to obtain these documents, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
     The following table sets forth certain information regarding the selling stockholder’s beneficial ownership of our common stock as of October 30, 2009 when there were 50,244,495 shares of our common stock outstanding. The information presented below is based solely on our review of information provided by the selling stockholder and is presented as if our acquisition of assets from the selling stockholder were completed.

Number of
				Shares of	Percentage
				Common	of Common
	Number of			Stock	Stock
	Shares of	Percentage of	Number of	Beneficially	Beneficially
	Common Stock	Common Stock	Shares of	Owned	Owned
Name of Selling	Beneficially	Beneficially	Common Stock	Following	Following
Stockholder (1)	Owned	Owned	Offered	Resale	Resale
Sinclair Tulsa Refining Company	2,789,155	5.3%	2,789,155	0	0%

(1)	Carol Holding, by virtue of her ability to vote the outstanding shares of common stock of The Sinclair Company, the ultimate parent of the selling stockholder, is deemed to hold voting and investment power over the common stock beneficially owned by the selling stockholder. Mrs. Holding disclaims beneficial ownership of the common stock except to the extent of her pecuniary interest therein.

     The selling stockholder listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the shares of our common stock since the date on which the information in the above table was provided to us. Information about the selling stockholder may change over time.
     Because the selling stockholder may offer all or some of its shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholder upon the termination of any particular offering by the selling stockholder. Please refer to “Plan of Distribution.”
     All expenses incurred with the registration of the common stock owned by the selling stockholder will be borne by us.

DESCRIPTION OF CAPITAL STOCK
     Set forth below is a description of the material terms of our capital stock. The following description of our capital stock is not complete and is qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended, and By-laws, as amended. Copies of our Restated Certificate of Incorporation and By-Laws are available from us upon request. These documents have also been filed with the SEC. Please read “Where You Can Find More Information.”
Authorized Capital Stock
     Our authorized capital stock consists of 160,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of October 30, 2009, we had 50,244,495 outstanding shares of common stock and no outstanding shares of preferred stock.
Common Stock
     The following is a summary of the rights of our common stock.
     Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors may from time to time determine.
     Voting Rights. Each common stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our Restated Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
     No Preemptive or Similar Rights. No holder of our common stock is entitled to preemptive rights to subscribe for any shares of capital stock and our common stock is not subject to conversion or redemption.
     Right to Receive Liquidation Distributions. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors. Each outstanding share of common stock is fully paid and nonassessable.
Preferred Stock
     Our board of directors may, without any action by holders of the common stock:
•	adopt resolutions to issue preferred stock in one or more series;

•	fix or change the number of shares constituting any series of preferred stock; and

•	establish or change the rights of the holders of any series of preferred stock.
     The rights of any series of preferred stock may include, among others:
•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.
     We may issue shares of, or rights to purchase, preferred stock, the terms of which might:
•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.
     Any of these actions could discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over its then-prevailing market price.
Anti-Takeover Provisions of Delaware Law, Our Restated Certificate of Incorporation and By-Laws
     Amendment of our By-Laws
     Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our Restated Certificate of Incorporation and By-Laws provide that the By-Laws may be amended by our board of directors or by the affirmative vote of the holders of at least 67% of the aggregate voting power of our outstanding capital stock issued and outstanding and entitled to vote on such amendment at any regular or special meeting of the stockholders.
     Other Limitations on Stockholder Actions
     Advance notice as described in our By-Laws is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders.
     Limitation of Liability of Officers and Directors
     Our Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of a dividend or unlawful stock purchase or stock redemption; and

•	for any transaction from which the director derived an improper personal benefit.
     The effect of these provisions is to eliminate our rights and our stockholders’ rights, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

     Business Combination Under Delaware Law
     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
     An “interested stockholder” is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.
     This prohibition is effective unless:
•	The business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•	The interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•	The business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
     This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our Restated Certificate of Incorporation in the future to elect not to be governed by the anti-takeover law. This election would become effective 12 months after the adoption of the amendment and would not apply to any business combination with any person who became an interested stockholder on or before the adoption of the amendment.

PLAN OF DISTRIBUTION
     As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. The selling stockholder may choose not to sell any common stock. The common stock offered by this prospectus may be sold from time to time to purchasers:
•	directly by the selling stockholder or its successors, which includes its donees, pledgees or transferees or its successors-in-interest, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholder or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.
     The selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of common stock to be made directly or through agents.
     The selling stockholder and any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. If the selling stockholder is a registered broker-dealer, it will be deemed to be an underwriter. If the selling stockholder is deemed to be an underwriter, any profits on the sale of the common stock by the selling stockholder and any discounts, commissions or agent’s commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.
     The common stock may be sold in one or more transactions at:
•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
     These sales may be effected in one or more transactions:
•	on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	through the writing of options (including the issuance by the selling stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.

     These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
     In connection with sales of the common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:
•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
     To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholder.
     Our common stock is listed on the New York Stock Exchange under the symbol “HOC.”
     There can be no assurance that the selling stockholder will sell any or all of the common stock under this prospectus. Further, we cannot assure you that the selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
     The selling stockholder and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
     We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act.
     We entered into a registration rights and transfer restriction agreement with the selling stockholder, pursuant to which:
•	we agreed to, among other things, bear all expenses, other than brokers’ or underwriters’ discounts and commissions, in connection with the registration and sale of the common stock covered by this prospectus, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of shares of the common stock; and

•	the selling stockholder agreed that it would not transfer more than 58,000 shares of the common stock in any trading day, which we refer to as the base amount, provided, however, that:
•	it may exceed the base amount in any trading day to make up for shares of the common stock that it failed to sell up to the base amount in the 10 preceding trading days or that it failed to sell as a result of a black-out period imposed by us under the terms of the registration rights and transfer restriction agreement (though it may not sell more than twice the base amount in any trading day to make up for these shortfalls); and

•	with respect to each black-out period imposed by us under the terms of the registration rights and transfer restriction agreement, the selling stockholder may execute a single block-trade of a number of shares of the common stock equal to the lesser of the aggregate base amount for all trading days during such blackout period or 250,000 shares.

LEGAL MATTERS
     The validity of the common stock offered by this prospectus will be passed upon by Fulbright & Jaworski L.L.P., Dallas, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.
EXPERTS
     The consolidated financial statements of Holly Corporation appearing in Holly Corporation’s Current Report (Form 8-K) dated June 2, 2009 for the year ended December 31, 2008 and the effectiveness of Holly Corporation’s internal control over financial reporting as of December 31, 2008 appearing in Holly Corporation’s Annual Report (Form 10-K) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution
     Set forth below are the estimated expenses (other than underwriting discounts and commissions) expected to be incurred by us in connection with the issuance and distribution of the securities registered hereby. Holly Corporation (the “Company”) has agreed to bear the selling stockholder’s expenses.

Securities and Exchange Commission registration fee	$3,994
Transfer agent’s fees and expenses	$5,000
Legal fees and expenses	$50,000
Printing expenses	$10,000
Accounting fees and expenses	$15,000
Miscellaneous	$16,006

TOTAL	$100,000
ITEM 15. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     The By-Laws of the Company provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company. As permitted by the DGCL, the Restated Certificate of Incorporation of the Company provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) for unlawful payment of a dividend or unlawful stock purchase or stock redemption or (4) for any transaction from which a director derived an improper personal benefit.

ITEM 16. Exhibits and Financial Statement Schedules
     (a) Exhibits. The following documents are filed as exhibits to this registration statement:

Exhibit
Number	Exhibit Title
4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3(a), of Amendment No. 1 dated December 13, 1988 to Registrant’s Annual Report on Form 10-K for its fiscal year ended July 31, 1988, File No. 1-3876).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, adopted May 20, 2004 (incorporated by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, File No. 1-3876).

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, adopted May 29, 2007 (incorporated by reference to Exhibit 3.3 to Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, File No. 1-3876).

4.4	By-Laws of Holly Corporation as amended and restated December 22, 2005 (incorporated by reference to Exhibit 3.2.2 of Registrant’s Current Report on Form 8-K filed December 22, 2005, File No. 1-3876).

5.1+	Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.

23.1+	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2+	Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

24.1+	Power of Attorney (included on the signature page to this Registration Statement).

+	Filed herewith.
     (b) Financial Statement Schedules
     No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.
     (c) Reports, Opinions, and Appraisals
     The following reports, opinions, and appraisals are included herein: None.
ITEM 17. Undertakings
     The undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. That, for the purpose of determining liability under the Securities Act to any purchaser:
          a. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          b. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     5. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, in the State of Texas, on December 1, 2009.

HOLLY CORPORATION
By:	/s/ Matthew P. Clifton
	Name:	Matthew P. Clifton
	Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew P. Clifton, Bruce R. Shaw and Scott C. Surplus, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew P. Clifton	Chairman of the Board and Chief Executive Officer	December 1, 2009
Matthew P. Clifton	(Principal Executive Officer)

/s/ Bruce R. Shaw	Senior Vice President and Chief Financial Officer	December 1, 2009
Bruce R. Shaw	(Principal Financial Officer)

/s/ Scott C. Surplus	Vice President and Controller	December 1, 2009
Scott C. Surplus	(Principal Accounting Officer)

/s/ Buford P. Berry	Director	December 1, 2009
Buford P. Berry

/s/ Leldon E. Echols	Director	December 1, 2009
Leldon E. Echols

/s/ Marcus R. Hickerson	Director	December 1, 2009
Marcus R. Hickerson

/s/ Thomas K. Matthews, II	Director	December 1, 2009
Thomas K. Matthews, II

Signature	Title	Date

/s/ Robert G. McKenzie	Director	December 1, 2009
Robert G. McKenzie

/s/ Jack P. Reid	Director	December 1, 2009
Jack P. Reid

/s/ Paul T. Stoffel	Director	December 1, 2009
Paul T. Stoffel

Exhibit
Number	Exhibit Title
4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3(a), of Amendment No. 1 dated December 13, 1988 to Registrant’s Annual Report on Form 10-K for its fiscal year ended July 31, 1988, File No. 1-3876).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, adopted May 26, 2004 (incorporated by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, File No. 1-3876).

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, adopted May 29, 2007 (incorporated by reference to Exhibit 3.3 to Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, File No. 1-3876).

4.4	By-Laws of Holly Corporation as amended and restated December 22, 2005 (incorporated by reference to Exhibit 3.2.2 of Registrant’s Current Report on Form 8-K filed December 22, 2005, File No. 1-3876).

5.1+	Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.

23.1+	Consent of Ernst & Young LLP., independent registered public accounting firm.

23.2+	Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

24.1+	Power of Attorney (included on the signature page to this Registration Statement).

+	Filed herewith.